As filed with the Securities and Exchange Commission on June 25, 1998

                                                         Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------


                         THE BEAR STEARNS COMPANIES INC.
             (Exact Name of Registrant as Specified in its Charter)


          DELAWARE                                     13-3286161
 (State or Other Jurisdiction               (I.R.S. Employer Identification No.)
of Incorporation or Organization)

                                 245 PARK AVENUE
                            NEW YORK, NEW YORK 10167
                                 (212) 272-2000
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)


                         THE BEAR STEARNS COMPANIES INC.
                            CAPITAL ACCUMULATION PLAN
                          FOR SENIOR MANAGING DIRECTORS
                              (FULL TITLE OF PLAN)


                              WILLIAM J. MONTGORIS
                             CHIEF OPERATING OFFICER
                         THE BEAR STEARNS COMPANIES INC.
                                 245 PARK AVENUE
                            NEW YORK, NEW YORK 10167
                                 (212) 272-2000
                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:

                              DENNIS J. BLOCK, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 310-8000


                             CALCULATION OF REGISTRATION FEE

===================================================================================================================================
 Title of Each Class of Securities to be     Amount to be        Proposed Maximum       Proposed Maximum          Amount of
               Registered                    Registered(1)      Offering Price Per     Aggregate Offering    Registration Fee(2)
                                                                      Unit(2)               Price(2)
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00 per share..      2,984,898             $54.46875            $162,583,663             $47,963
===================================================================================================================================

(1) Plus such indeterminate number of shares pursuant to Rule 416 as may be issued in respect of stock splits, stock dividends and similar transactions.

(2) Pursuant to Rule 457 under the Securities Act of 1933, the proposed maximum aggregate offering price and the registration fee are based upon the average of the high and low prices per share of the Registrant's Common Stock reported on the New York Stock Exchange Composite Tape on June 23, 1998.

================================================================================

NYFS04...:\25\22625\0110\1324\FRM6038R.57I

                                Explanatory Note
                                ----------------

      This Registration Statement is being filed solely for purposes of registering the Shares for resale by the Selling Shareholders. The reoffer prospectus which is filed as a part of this Registration Statement has been prepared in accordance with the requirements of Form S-3, and pursuant to General Instruction C of Form S-8 may be used for reoffers or resales of the Shares that have been acquired by the Selling Shareholders.

REOFFER PROSPECTUS


                         THE BEAR STEARNS COMPANIES INC.

                    COMMON STOCK (PAR VALUE $1.00 PER SHARE)

     2,984,898 SHARES OF COMMON STOCK UNDER THE BEAR STEARNS COMPANIES INC.
             CAPITAL ACCUMULATION PLAN FOR SENIOR MANAGING DIRECTORS


      This Prospectus is being used in connection with the offering from time to time by certain employees (the "Selling Shareholders") of The Bear Stearns Companies Inc., a Delaware corporation (the "Company"), and/or its subsidiaries, of up to 2,984,898 shares (the "Shares") of common stock, par value $1.00 per share, of the Company (the "Common Stock"), which have been acquired by them pursuant to the Company's Capital Accumulation Plan for Senior Managing Directors (the "Plan"). Unless the context indicates or requires otherwise, references in this Prospectus to the "Company" are to The Bear Stearns Companies Inc. and its subsidiaries.

      The Shares are being sold by the Selling Shareholders acting as principals for their own account. The Company will not be entitled to any of the proceeds from such sales.

      The Selling Shareholders may sell the Shares from time to time in one or more transactions (which may involve one or more block transactions) on the New York Stock Exchange (the "NYSE"), in sales occurring in the public market off such exchange, in privately negotiated transactions, or in a combination of such transactions; each sale may be made either at market prices prevailing at the time of such sale or at negotiated prices; some or all of the Shares may be sold through brokers acting on behalf of the Selling Shareholders or to dealers for resale by such dealers; and in connection with such sales, such brokers or dealers may receive compensation in the form of discounts, fees or commissions from the Selling Shareholders and/or the purchasers of such shares for whom they may act as broker or agent (which discounts, fees or commissions are not anticipated to exceed those customary in the types of transactions involved). However, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), may be sold under Rule 144 rather than pursuant to this Prospectus. All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions and other expenses incurred by individual Selling Shareholders will be borne by each such Selling Shareholder.

      The Selling Shareholders and any dealer acting in connection with the offering of any of the Shares or any broker executing selling orders on behalf of the Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of any or all of the Shares by them and any discounts or concessions received by any such brokers or dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

      Bear, Stearns & Co. Inc. ("Bear Stearns") and/or Bear, Stearns Securities Corp. ("BSSC"), subsidiaries of the Company, may act as a broker on behalf of one or more of the Selling Shareholders in connection with this offering and may receive fees or commissions in connection therewith (which fees or commissions are not expected to exceed those customary in the types of transactions involved). See "Plan of Distribution."

      The Common Stock is traded on the NYSE. On June 24, 1998, the closing price of the Common Stock as reported on the NYSE Composite Tape was $58-3/8 per share.

                               ------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PRO-
              SPECTUS OR ANY SUPPLEMENT HERETO. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ------------------

                                  JUNE 25, 1998

                               ------------------

      NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.



                               TABLE OF CONTENTS

                                                                  PAGE
                                                                  ----

Available Information..............................................3
Incorporation of Certain Documents by Reference....................4
The Company........................................................5
Selling Shareholders...............................................5
Plan of Distribution...............................................9
Experts............................................................9



                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 or at its Regional Offices located at the Citicorp Center, 5000 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, 13th Floor, New York, New York 10048, and copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such information may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. Reports, proxy statements and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     This Prospectus constitutes a part of a Registration Statement filed by the Company with the Commission under the Securities Act. This Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the Shares. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission pursuant to Section 13 of the Exchange Act (File No. 1-8989) are incorporated herein by reference: (i) the Annual Report on Form 10-K (including the portions of the Company's Annual Report to Stockholders and Proxy Statement incorporated by reference therein) for the fiscal year ended June 30, 1997 (the "1997 Form 10-K"), (ii) the Quarterly Reports on Form 10-Q for the quarters ended September 26, 1997, December 31, 1997 and March 27, 1998 and (iii) the Current Reports on Form 8-K dated July 29, 1997, August 13, 1997, October 14, 1997, October 28, 1997, January 14, 1998, January 15, 1998, January 21, 1998, January 30, 1998,
April 1, 1998, April 1, 1998 (Form 8-K/A), April 6, 1998, April 15, 1998, June
10, 1998, and June 19, 1998. The description of the Common Stock, which is registered under Section 12 of the Exchange Act, is set forth under the caption "Description of Capital Stock" contained in the Company's Registration Statement on Form 10, dated September 19, 1985, and is also hereby incorporated herein by reference. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all documents incorporated by reference into this Prospectus except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Corporate Communications Department, The Bear Stearns Companies Inc., 245 Park Avenue, New York, New York 10167; telephone number (212) 272-2000.

                               -----------------

                                  THE COMPANY

     The Company is a holding company that, through its principal subsidiaries, Bear, Stearns & Co. Inc. ("Bear Stearns") and Bear, Stearns Securities Corp. ("BSSC"), is a leading United States investment banking, securities trading and brokerage firm serving corporations, governments, institutional and individual investors worldwide. The business of the Company includes: market-making and trading in corporate, United States Government, government-agency, mortgage-related, asset-backed and municipal securities; trading in options, futures, foreign currencies, interest-rate swaps and other derivative products; securities and commodities arbitrage; securities, options and commodities brokerage; underwriting and distributing securities; providing securities clearance services; financing customer activities; securities lending; arranging for the private placement of securities; assisting in mergers, acquisitions, restructurings and leveraged transactions; providing other financial advisory services; making principal investments in leveraged acquisitions; acting as specialist on the floor of the New York Stock Exchange ("NYSE"); providing fiduciary and other services, such as real estate brokerage, investment management and investment advisory; and securities research.

     The Company's business is conducted from its principal offices in New York City; from domestic regional offices in Atlanta, Boston, Chicago, Dallas, Los Angeles and San Francisco; from representative offices in Beijing, Geneva, Hong Kong, Lugano and Shanghai; through international subsidiaries in Buenos Aires, Dublin, Hong Kong, London, Paris, Sao Paulo, Singapore and Tokyo; and through joint ventures with other firms in Belgium, Madrid, Paris and the Philippines. The Company's foreign offices provide services and engage in investment activities involving foreign clients and international transactions. The Company provides trust-company services through its subsidiary, Custodial Trust Company, located in Princeton, New Jersey.

     Bear Stearns and BSSC are broker-dealers registered with the Commission. They also are members of the NYSE, all other principal United States securities and commodities exchanges, the National Association of Securities Dealers, Inc. (the "NASD") and the National Futures Association. Bear Stearns is a "primary dealer" in United States government securities, as designated by the Federal Reserve Bank of New York.

     The Company is incorporated in Delaware. The principal executive office of the Company is located at 245 Park Avenue, New York, New York 10167; its telephone number is (212) 272-2000.


                             SELLING SHAREHOLDERS

     This Prospectus relates to shares of Common Stock that have been acquired under the Plan by the Selling Shareholders. The address of each Selling Shareholder is c/o The Bear Stearns Companies Inc., 245 Park Avenue, New York, New York 10167.

     The Selling Shareholders are employees of the Company and are Senior Managing Directors of Bear Stearns. The following table sets forth the name and principal position or positions over the past three years with the Company of each Selling Shareholder (other than such Selling Shareholder's current position as a Senior Managing Director of Bear Stearns) and (a) the number of shares of Common Stock each Selling Shareholder beneficially owned as of June 5, 1998; (b) the number of shares of Common Stock acquired by each Selling Shareholder pursuant to the Plan and being registered hereby, some or all of which shares may be sold pursuant to this Prospectus; and (c) the number of shares of Common Stock and the percentage, if 1% or more, of the total class of Common Stock outstanding to be beneficially owned by each Selling Shareholder following this offering, assuming the sale pursuant to this offering of all Shares acquired by such Selling Shareholder pursuant to the Plan and registered hereby. There is no assurance that any of the Selling Shareholders will sell any or all of the Shares offered by them hereunder.

     This table reflects all Selling Shareholders who are eligible to resell and the number of Shares available to be resold by such Selling Shareholders.

    Selling Shareholders            Shares       Shares Covered    Shares Beneficially
       and Principal             Beneficially       by This      Owned After This Offering
 Positions with the Company     Owned (1)(2)(3)   Prospectus         Number    Percent
 --------------------------     ---------------  ------------        ------    -------
      Stephen M. Ackerman             19,676        19,676                0       0
      Edward Almeida                  15,831         7,053            8,778       *
      Elliot Baim                     14,267        14,188               79       *
      J. Bradford Barnes              16,914        16,914                0       0
      Jeffrey C. Bernstein            10,516         8,567            1,949       *
      Denis A. Bovin (a)              92,891        92,891                0       0
      Damion Carufe                   17,883        17,159              724       *
      Daniel A. Celentano             39,302        16,378           22,924       *
      Pasquale Cestaro, III           14,117         8,189            5,928       *
      Peter D. Cherasia (a)           46,515        45,963              552       *
      John J. Chimento                25,239        24,088            1,151       *
      Marshall W. Coburn             102,982       102,982                0       0
      Michael Cohen                    9,284         9,284                0       0
      David Connelly                  14,841        14,841                0       0
      Kathleen A. Costine              7,719         7,719                0       0
      Daniel R. Delahanty             44,259        15,207           29,052       *
      Yan Erlikh                     103,298       102,982              316       *
      Howel T. Evans                  10,865        10,202              663       *
      Marc H. Feuer                    5,767         5,767                0       0
      Michael B. Frankel              20,845        11,756            9,089       *
      Paul M. Friedman                23,281        17,135            6,146       *
      Barry A. Ganz                   27,372        27,372                0       0
      Bruce E. Geismar (a) (4)       133,739        39,497           94,242       *
      David H. Glaser                 58,894        44,129           14,765       *
      Ronald M. Hersch                 8,794         8,794                0       0
      Patricia A. Jehle               14,864        14,864                0       0
      William Jennings, Jr.          322,595        22,433          300,162       *
      Brian C. Jerome                 10,288        10,250               38       *
      Daniel Keating (a) (5)         187,528        31,354          156,174       *
      Frederick N. Khedouri           23,223        22,145            1,078       *
      Curtis S. Lane                  87,936        87,936                0       0
      Andrew F. Lawrence (6)         170,065         9,990          160,075       *
      Marshall J. Levinson             8,979         8,053              926       *
      Bruce M. Lisman (a)            236,092        62,708          173,384       *
      Anthony J. Magro                15,621        15,621                0       0
      Thomas Marano                  125,734       123,165            2,569       *
      William D. McLaughlin          149,254        22,675          126,579       *
      Richard L. Metrick              48,181        46,924            1,257       *
      Michael Minikes (a) (7)        587,601       208,942          378,659       *
      Treasurer
      Dominick J. Mondi               30,617        30,617                0       0
      William J. Montgoris (a)       275,412        83,253          192,159       *
      Chief Operating Officer


                                     6

    Selling Shareholders            Shares       Shares Covered    Shares Beneficially
       and Principal             Beneficially       by This      Owned After This Offering
 Positions with the Company     Owned (1)(2)(3)   Prospectus         Number    Percent
 --------------------------     ---------------  ------------        ------    -------

      Donald R. Mullen, Jr.          162,918       162,918                0       0
      Steven B. Nakovich, Jr.         10,862        10,323              539       *
      Salvatore Naro                   9,067         9,067                0       0
      Craig M. Overlander             68,159        67,511              648       *
      Arthur J. Pacheco               20,495        20,435               60       *
      Aldo Parcesepe                 124,690        44,139           80,551       *
      Terese D. Payne                 93,488        39,405           54,083       *
      (Leave of Absence)
      Edward Raice                    49,598        46,561            3,037       *
      Joseph P. Riccardo              45,816        22,705           23,111       *
      E. John Rosenwald (a) (8)      276,948         6,025          270,923       *
      Lewis A. Sachs (a)             304,412       304,292              120       *
      Michael D. Sargent              77,146        15,448           61,698       *
      David M. Schoenthal             20,109        20,061               48       *
      Clark Schubach                  36,303        11,319           24,984       *
      Theodore M. Serure              16,081        15,950              131       *
      Douglas A. Sharon               53,031        53,031                0       0
      David M. Solomon (a)            74,663        74,663                0       0
      Warren Spector (a) (9)         287,955       138,121          149,834       *
      Executive Vice President
      George Spehar                   22,492        22,433               59       *
      Robert M. Steinberg (a) (10) 1,289,782        87,845        1,201,937     1.06%
      Phillip Stern                    8,809         8,809                0       0
      Michael L. Tarnopol (a)        755,594       295,594          460,000       *
      Michael Winchell                19,690        18,580            1,110       *



----------------------

* Less than one (1%) percent.

(a)   Former member of the Board of Directors of the Company.

1. Nature of beneficial ownership is sole voting and investment power except as indicated in subsequent notes.

2. Includes shares of Common Stock owned by the Selling Stockholders through The Bear Stearns Companies Inc. Employee Stock Ownership Plan (the "ESOP"). Shares owned by the ESOP that are allocated to employees' accounts are voted on a "pass through" basis by the employees to whose accounts such shares are allocated. Shares not allocated to accounts and allocated shares for which voting directions have not been received are voted by the trustee of the ESOP in proportion to the manner in which allocated shares are directed to be voted by participants in the ESOP.

3. Does not include an aggregate of 11,050,039 shares underlying units credited under the Plan to the indicated individuals because such individuals neither have the present ability to direct the vote nor the ability to dispose of such shares and will not have such rights within 60 days.

4. Does not include 924 shares of Common Stock owned by a child of Mr. Geismar, as to which shares Mr. Geismar disclaims beneficial ownership.

5. Includes 1,962 shares of Common Stock held by Mr. Keating as custodian for his children.

6.    Mr. Lawrence also has a short position of 52,575 shares of Common Stock.

7. Does not include 1,616 shares of Common Stock owned by Mr. Minikes' wife, as to which shares Mr. Minikes disclaims beneficial ownership. Mr. Minikes also has a short position of 120,000 shares of Common Stock.

8. Does not include 968 shares of Common Stock owned by Mr. Rosenwald's wife and 316 shares of Common Stock owned by a child, as to which shares Mr. Rosenwald disclaims beneficial ownership.

9. Does not include 551 shares of Common Stock owned by Mr. Spector's wife, as to which shares Mr. Spector disclaims beneficial ownership.

10. Does not include 65,394 shares of Common Stock held by a trust established for Mr. Steinberg's children with respect to which Mr. Steinberg's wife acts as trustee and as to which shares Mr. Steinberg disclaims beneficial ownership. Includes 10 shares of Common Stock owned by a child of Mr. Steinberg. Mr. Steinberg also has a short position of 87,500 shares of Common Stock.

                             PLAN OF DISTRIBUTION

     The Shares are being sold by the Selling Shareholders acting as principals for their own account. The Company will not be entitled to any proceeds from the sale of any Shares sold by the Selling Shareholders as part of this offering.

      The Selling Shareholders may sell the Shares from time to time in one or more transactions (which may involve one or more block transactions) on the NYSE, in sales occurring in the public market off such exchange, in privately negotiated transactions, or in a combination of such transactions; each sale may be made either at market prices prevailing at the time of such sale or at negotiated prices; some or all of the Shares may be sold through brokers acting on behalf of the Selling Shareholders or to dealers for resale by such dealers; and in connection with such sales, such brokers or dealers may receive compensation in the form of discounts, fees or commissions from the Selling Shareholders and/or the purchasers of such shares for whom they may act as broker or agent (which discounts, fees or commissions are not anticipated to exceed those customary in the types of transactions involved). However, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions and other expenses incurred by individual Selling Shareholders will be borne by each such Selling Shareholder.

     The Selling Shareholders and any dealer acting in connection with the offering or any broker executing selling orders on behalf of the Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of any or all of the Shares by them and any discounts or concessions received by any such brokers or dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

     Any broker or dealer participating in any distribution of Shares in connection with this offering may be deemed to be an "underwriter" within the meaning of the Securities Act and may be required to deliver a copy of this Prospectus, including a Prospectus Supplement, to any person who purchases any of the Shares from or through such broker or dealer.

     Bear Stearns may act as a broker on behalf of one or more of the Selling Shareholders in connection with the offering of the Shares and may receive fees or commissions in connection therewith (which fees or commissions are not expected to exceed those customary in the types of transactions involved). Bear Stearns is a member firm of the NASD and its activities in connection with the offering will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

     In order to comply with the securities laws of certain states, if applicable, the shares will be sold only through registered or licensed brokers or dealers.


                                    EXPERTS

     The consolidated financial statements and the related financial statement schedules incorporated in this prospectus by reference from the Company's 1997 Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by the Company with the Commission pursuant to Section 13 of the Exchange Act (File No. 1-8989), are incorporated herein by reference: (i) the Annual Report on Form 10-K (including the portions of the Company's Annual Report to Stockholders incorporated by reference therein) for the fiscal year ended June 30, 1997 (the "1997 Form 10-K") (ii) the Quarterly Reports on Form 10-Q for the quarters ended September 26, 1997, December 31, 1997 and March 27, 1998 and (iii) the Current Reports on Form 8-K dated July 29, 1997, August 13, 1997, October 14, 1997, October 28, 1997, January 14, 1998,
January 15, 1998, January 21, 1998, January 30, 1998, April 1, 1998, April 1,
1998 (Form 8-K/A), April 6, 1998, April 15, 1998, June 10, 1998 and June 19,
1998. The description of the Common Stock, which is registered under Section 12 of the Exchange Act, is set forth under the caption "Description of Capital Stock" contained in the Company's Registration Statement on Form 10, dated September 19, 1985, is also hereby incorporated herein by reference. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Reference is made to Section 145 of the Delaware General Corporation Law which provides for indemnification of directors and officers in certain circumstances.

     Article VIII of the Registrant's Restated Certificate of Incorporation provides for indemnification of directors and officers of the Registrant against certain liabilities incurred as a result of their duties as such and also provides for the elimination of the monetary liability of directors for certain actions as such. The Registrant's Restated Certificate of Incorporation, as amended, is filed as Exhibit 4(a)(1) to the Registration Statement on Form S-3 (No. 333-57083) filed June 17, 1998.

     The Registrant has in effect reimbursement insurance for directors' and officers' liability claims and directors' and officers' liability insurance indemnifying, respectively, the Registrant and its directors and officers within specific limits for certain liabilities incurred by them, subject to the conditions and exclusions and deductible provisions of the policies.

     For the undertaking with respect to indemnification, see Item 9 herein.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     With respect to the restricted securities reoffered or resold pursuant to this Registration Statement, the Registrant claimed an exemption from registration under the Securities Act of 1933, as amended, pursuant to section 4(2) thereof. Such restricted securities were issued to the Selling Shareholders in connection with their deferral of income under the Registrant's Capital Accumulation Plan for Senior Managing Directors.

ITEM 8. EXHIBITS.

         4(a)(1)     --     Restated Certificate of Incorporation of the
                            Registrant (incorporated by reference to Exhibit
                            4(a)(1) to the Registration Statement on Form S-3
                            (File No. 333-57083).

         4(a)(2)     --     Certificate of Stock Designation relating to the
                            Registrant's Adjustable Rate Cumulative Preferred
                            Stock, Series A (incorporated by reference to
                            Exhibit 4(a)(6) to the Registration Statement on
                            Form S-8 (File No. 33-49979)).

         4(a)(3)     --     Certificate of Stock Designation relating to the
                            Registrant's Cumulative Preferred Stock, Series B
                            (incorporated by reference to Exhibit 4(a)(12) to the Registration Statement on Form S-8 (File No.
                            33-49979)).

         4(a)(4)     --     Certificate of Stock Designation relating to the
                            Registrant's Cumulative Preferred Stock, Series C
                            (incorporated by reference to Exhibit 4(a)(13) to the Registration Statement on Form S-8 (File No.
                            33-49979)).

         4(a)(5)     --     Certificate of Stock Designation relating to the
                            Registrant's Cumulative Preferred Stock, Series E
                            (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on January
                            14, 1998).

         4(a)(6)     --     Certificate of Stock Designation relating to the
                            Registrant's Cumulative Preferred Stock, Series F
                            (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on April
                            20, 1998).

         4(a)(7)     --     Certificate of Stock Designation relating to the
                            Registrant's Cumulative Preferred Stock, Series G
                            (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on June 18,
                            1998).

         4(b)        --     Amended and Restated By-laws of the Registrant
                            (filed as Exhibit (3)(b) to the Registrant's
                            Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1997).

         23          --     Consent of Deloitte & Touche LLP.

         24          --     Power of attorney (included in the signature pages
                            to the Registration Statement).


      An opinion of counsel (Exhibit Number 5) is not being filed since the securities being registered are not original issuance securities.

ITEM 9. UNDERTAKINGS.

      The undersigned Registrant hereby undertakes:

            (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) to include any prospectus required by Section
            10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                        (ii) to reflect in the Prospectus any facts or events
            arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered), and any deviation from the low or high and of the estimated maximum offering range, may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                        (iii) to include any material information with respect
            to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      provided, however, that the undertakings set forth in paragraphs (i) and
      (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

            (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) To remove from registration by means of a post-effective amendment any of the Securities being registered hereby which remain unsold at the termination of the offering.

            (d) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
      Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 24th day of June, 1998.


                                    THE BEAR STEARNS COMPANIES INC.

                                    By: /s/ William J. Montgoris
                                        ------------------------------------
                                        William J. Montgoris
                                        Chief Operating Officer


            We, the undersigned officers and directors of The Bear Stearns Companies Inc., hereby severally constitute Alan C. Greenberg, James E. Cayne and William J. Montgoris, and any of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our name in the capacities indicated below, any and all amendments to this registration statement on Form S-8 filed by The Bear Stearns Companies Inc. with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in such capacities to enable The Bear Stearns Companies Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys, or any of them, to any and all such amendments.

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                                 TITLE                       DATE
---------                                 -----                       ----

/s/ Alan C. Greenberg              Chairman of the Board          June 24, 1998
-------------------------------    and Director
Alan C. Greenberg


/s/ James E. Cayne                 President and Chief            June 24, 1998
-------------------------------    Executive Officer
James E. Cayne                     (Principal Executive
                                   Officer); Director


/s/ Carl D. Glickman               Director                       June 24, 1998
-------------------------------
Carl D. Glickman


/s/ Donald J. Harrington           Director                       June 24, 1998
-------------------------------
Donald J. Harrington

SIGNATURE                                 TITLE                       DATE
---------                                 -----                       ----


/s/ William L. Mack                Director                       June 24, 1998
-------------------------------
William L. Mack


/s/ Frank T. Nickell               Director                       June 24, 1998
-------------------------------
Frank T. Nickell


/s/ Frederic V. Salerno            Director                       June 24, 1998
-------------------------------
Frederic V. Salerno


/s/ Vincent Tese                   Director                       June 24, 1998
-------------------------------
Vincent Tese


/s/ Fred Wilpon                    Director                       June 24, 1998
-------------------------------
Fred Wilpon


/s/ Samuel L. Molinaro Jr.         Senior Vice President-         June 24, 1998
-------------------------------    Finance and
Samuel L. Molinaro Jr.             Chief Financial Officer
                                   (Principal Accounting
                                   Officer and Principal
                                   Financial Officer)

                                  Exhibit Index

      Exhibit
      Number      Description

         4(a)(1)     --     Restated Certificate of Incorporation of the
                            Registrant (incorporated by reference to Exhibit
                            4(a)(1) to the Registration Statement on Form S-3
                            (File No. 333-57083).

         4(a)(2)     --     Certificate of Stock Designation relating to the
                            Registrant's Adjustable Rate Cumulative Preferred
                            Stock, Series A (incorporated by reference to
                            Exhibit 4(a)(6) to the Registration Statement on
                            Form S-8 (File No. 33-49979)).

         4(a)(3)     --     Certificate of Stock Designation relating to the
                            Registrant's Cumulative Preferred Stock, Series B
                            (incorporated by reference to Exhibit 4(a)(12) to the Registration Statement on Form S-8 (File No.
                            33-49979)).

         4(a)(4)     --     Certificate of Stock Designation relating to the
                            Registrant's Cumulative Preferred Stock, Series C
                            (incorporated by reference to Exhibit 4(a)(13) to the Registration Statement on Form S-8 (File No.
                            33-49979)).

         4(a)(5)     --     Certificate of Stock Designation relating to the
                            Registrant's Cumulative Preferred Stock, Series E
                            (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on January
                            14, 1998).

         4(a)(6)     --     Certificate of Stock Designation relating to the
                            Registrant's Cumulative Preferred Stock, Series F
                            (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on April
                            20, 1998).

         4(a)(7)     --     Certificate of Stock Designation relating to the
                            Registrant's Cumulative Preferred Stock, Series G
                            (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on June 18,
                            1998).

         4(b)        --     Amended and Restated By-laws of the Registrant
                            (filed as Exhibit (3)(b) to the Registrant's
                            Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1997).

         23          --     Consent of Deloitte & Touche LLP.

         24          --     Power of attorney (included in the signature pages
                            to the Registration Statement).